                                                                    EXHIBIT 99.1

                      [CITIGATE SARD VERBINNEN LETTERHEAD]



NEWS

FOR IMMEDIATE RELEASE


                                          Contact:   Paul Caminiti/Carrie Bloom
                                                     Citigate Sard Verbinnen
                                                     212/687-8080


                 NEW VALLEY CORPORATION ANNOUNCES TERMINATION OF
                        GLOBALSTAR ACQUISITION AGREEMENT

           ----------------------------------------------------------

         MIAMI, FL, JANUARY 30, 2003 - New Valley Corporation (NASDAQ: NVAL) announced today that its previously announced offer to provide debtor-in-possession financing and acquire a controlling interest in Globalstar, L.P. has terminated due to its inability to reach final agreement with Globalstar's Creditors Committee.

         New Valley is currently engaged in the real estate business and is seeking to acquire additional operating companies.

                                      # # #


           Citigate Sard Verbinnen 630 Third Avenue New York, NY 10017
                       Tel 212-687-8080 Fax 212-687-8344